EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 24th day of March, 1997, by and between MedQuist Inc., a New Jersey corporation (the "Company"), and John R. Emery, a resident of the Commonwealth of Pennsylvania ("Employee").

                                   BACKGROUND

                  The Company desires to employ Employee and Employee desires to accept such employment on the terms and conditions herein set forth.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

                  1. Employment. The Company hereby employs Employee as its Vice President and Chief Financial Officer and Employee hereby accepts such employment, for a term commencing the date hereof and expiring December 31, 1998 (the "Term").

                  2. Office and Duties.

                           a. Duties. During the Term, Employee shall render
such services as are appropriate of a person holding Employee's position and such other duties as may from time to time be assigned to Employee by the Company ("Duties").

                           b. Full Time Employment. During the Term, Employee
shall use Employee's best efforts to carry out the Duties and other obligations hereunder and devote Employee's entire working time to the business and affairs of the Company, and shall not, in any advisory or other capacity, work for any other individual, firm or corporation without the prior written consent of the Company.

                           c. No Conflicting Agreements. Employee represents and
warrants to the Company that Employee is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction which would prohibit Employee from executing this Agreement or performing fully the Duties and other obligations hereunder, or which would in any manner, directly or indirectly, limit or affect the Duties or other obligations hereunder.

                  3. Base Salary; Bonus Options.

                           a. Base Salary. As compensation for the services that
Employee shall render hereunder, Employee shall be entitled to a total base salary of $130,000 per year ("Base Salary"), payable at such times as is consistent with the Company's pay periods for other executive employees of the Company.

                           b. Short Term Cash Bonus; Long Term Stock Option
Bonus. During the Term, Employee shall be eligible for participation in the Company's (i) short term targeted bonus plan in an amount equal to up to 25% of Base Salary and (ii) long term stock option bonus plan adopted by the Compensation Committee on October 23, 1996 in an amount of stock options having a maximum value of $50,000 on the grant date and subject to the terms of the Company's Incentive Stock Option Plan for Officers and Key Employees adopted by the Board of Directors on January 17, 1992. (the "Stock Option Plan"); or such replacement short and long term bonus plans at similar participation levels as the Board of Directors may adopt from time to time for executive officers of the Company.

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                           c. Stock Options. As of the first day of Employee's
employment with the Company, the Company shall grant to Employee an option to purchase 20,000 shares of the common stock, no par value, of the Company under the terms of the Stock Option Plan and subject to the attached Stock Option Agreement.

                  4. Other Benefits. During the Term, Employee shall be eligible to receive the following benefits at a level generally available to other executives of the Company (collectively, "Benefits"):

                           a. Savings and Retirement Plans. Participation in all
savings, pension and retirement plans and programs of the Company as in effect from time to time;

                           b. Welfare Plans. Participation in any welfare
benefit plans and programs of the Company as in effect from time to time;

                           c. Life Insurance. Life insurance maintained by the
Company on the life of Employee (naming the beneficiary of Employee's choice) as in effect from time to time; and

                           d. Vacation. Paid time off (taken consecutively or in
segments) in accordance with the Company's policies as in effect from time to time, taken at such times as is reasonably consistent with proper performance by Employee of Employee's duties and responsibilities hereunder.

                  5. Reimbursement for Expenses. During the Term, the Company shall reimburse Employee in full for all reasonable and necessary business and travel expenses incurred by Employee in connection with the performance of the Duties (collectively, "Expenses"). In payment for all such Expenses relating to business use of an automobile by Employee, the Company shall pay to Employee a car allowance of $400.00 per month. Notwithstanding any provision herein to the contrary, the Company shall reimburse Employee only (i) upon presentation by Employee of written vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably required by the Company and (ii) if such expenses are in accordance with the Company's policies generally applicable to executives of the Company.

                  6. Termination.

                           a. Death or Disability. Subject to Section 6.d.
below, this Agreement shall terminate immediately upon Employee's death. Subject to Section 6.d. below, the Company may terminate Employee's employment hereunder in the event of physical or mental incapacity or disability which renders Employee unable to perform the Duties for a period of one hundred twenty (120) days or more during any period of twelve (12) consecutive months ("Disability").

                           b. Termination for Cause. Subject to Section 6.d.
below, the Company may terminate this Agreement at any time with cause upon notice to Employee. Termination for "cause" shall mean discharge of the Employee by the Company on any of the following grounds:

                                (i) Employee's indictment or conviction in a
court of law of any crime or offense that makes Employee unfit for continuing employment, prevents Employee from performing the Duties or other obligations hereunder or adversely affects the reputation or business activities of the Company;

                                (ii) Employee's dishonesty, substance abuse or
misappropriation of funds; or

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                                (iii) Employee's failure or refusal to perform
the Duties or other obligations hereunder or to comply in all material respects with the lawful directives of the Company.

Employee may be suspended without pay during any investigation the Company is performing of facts or circumstances which the Company believes, in good faith, may constitute grounds for termination with cause. Upon the conclusion of any such investigation, Employee shall either be terminated with cause effective as of the date of suspension or Employee shall be reinstated with back pay.

                           c. Resignation. Subject to Section 6.d. below,
Employee may resign by giving the Company three (3) months' prior written notice.

                           d. Obligations of the Company Upon Termination.

                                     (1) Termination for Cause; Resignation;
Death or Disability. If the Company terminates Employee's employment hereunder for cause, or if Employee resigns, or if Employee dies or suffers a Disability, the Company shall have no further obligations to Employee hereunder other than for the payment of (i) accrued but unpaid salary pro rated through the date of termination or effective date of resignation ("Accrued Salary"), (ii) any Benefits vested as of such date ("Vested Benefits") and (iii) unreimbursed Expenses incurred prior to such date.

                                     (2) Termination Without Cause. If the
Company terminates Employee's employment hereunder without cause, the Company shall have no further obligation to Employee hereunder other than for the payment of (i) Accrued Salary, (ii) unpaid salary when and as the same would have come due hereunder for a period of twelve (12) months after termination or, if sooner, until the expiration of the Term or such earlier date on which this Agreement would have expired pursuant to Section 6.a. or 6.b. hereof, (iii) any Vested Benefits and (iv) unreimbursed Expenses incurred prior to the date of termination. Any payment pursuant to Subsection 6(d)(2)(ii) shall be reduced (not below zero) by the amount of any remuneration earned by Employee during the period such payments are due.

                  7. Restrictive Covenants and Confidentiality; Injunctive
Relief.

                           a. Employee agrees, as a condition to the performance
by the Company of its obligations hereunder, that during the Term and for a period of one (1) year after ceasing to provide services to the Company, Employee shall not, without the prior written approval of the Board of Directors of the Company, directly or indirectly through any other person, firm or corporation, whether individually or in conjunction with any other person, or as an employee, agent, representative, partner or holder of any interest in any other person, firm, corporation or other association:

                                (i) solicit, entice or induce any person, firm
or corporation who, at any time during Employee's employment or engagement by the Company, is a client or customer of the Company to become a client or customer of any other person, firm or corporation, and Employee shall not approach any such person, firm or corporation for such purpose or authorize or knowingly approve the taking of such actions by any other person; or

                                (ii) solicit, entice or induce any person who at
any time during Employee's employment or engagement with the Company is an employee of the Company to become employed by any other person, firm or corporation, and Employee shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person; or

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                                (iii) compete with, or encourage or assist
others to compete with, or solicit orders or otherwise participate in business transactions in competition with those engaged in by the Company anywhere within the United States (a "Competing Business").

                  Nothing in the foregoing shall prohibit Employee from engaging in any business that is not a Competing Business after termination of Employee's employment with the Company, or investing in the securities of any corporation (including a Competing Business) having securities listed on a national security exchange, provided that such investment does not exceed 5% of any class of securities of any corporation engaged in business in competition with the Company, and provided that such ownership represents a passive investment and that neither Employee nor any group of persons including Employee, in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising Employee's rights as a shareholder, or seeks to do any of the foregoing.

                           b. Employee acknowledges that Employee shall have
access to confidential information of the Company, including, without limitation, trade secrets, plans for future developments, and information about costs, customers, potential customers, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not available to the public or in the public domain (collectively, "Confidential Information"). In recognition of the foregoing, Employee covenants and agrees that, except as required by Employee's duties to the Company, Employee shall keep secret all Confidential Information and shall not, directly or indirectly, either during the Term and for a period of five (5) years after ceasing to provide services to the Company, disclose or disseminate to anyone or make use of, for any purpose whatsoever, any Confidential Information, and upon termination of Employee's employment, Employee shall promptly deliver to the Company all tangible materials containing Confidential Information (including all copies thereof, whether prepared by Employee or others) which Employee may possess or have under Employee's control.

                           c. Employee represents (i) that Employee's experience
and capabilities are such that the restrictions contained herein shall not prevent Employee from obtaining employment or otherwise earning a living at the same general economic benefit as reasonably required by Employee and (ii) that Employee has, prior to the execution of this Agreement, reviewed this Agreement thoroughly with Employee's legal counsel.

                           d. Employee acknowledges that the services to be
rendered by Employee are special, unique and extraordinary, that the restrictions contained in this Section 7 are reasonable and necessary to protect the legitimate business interests of the Company and that the Company would not have entered into this Agreement in the absence of such restrictions. By reason of the foregoing, Employee consents and agrees that if Employee violates any of the provisions of this Section 7, the Company would sustain irreparable harm and, therefore, irrevocably and unconditionally agrees that in addition to any other remedies which the Company may have under this Agreement or otherwise, all of which remedies shall be cumulative, the Company shall be entitled to apply to any court of competent jurisdiction for preliminary and permanent injunctive relief and other equitable relief. In the event that any of the provisions of this Section 7 hereof should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service, or other limitations permitted by applicable law.

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                           e. Employee agrees that the Company may provide a
copy of this Agreement to any business or enterprise (i) which the Employee may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of, or (ii) with which Employee may be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which Employee may use or permit Employee's name to be used. Employee shall provide the names and addresses of any of such persons or entities as the Company may from time to time reasonably request.

                           f. In the event of any breach or violation of the
restrictive covenant contained herein, the period therein specified shall abate during the time of any violation thereof and that portion remaining at the time of commencement of any violation shall not begin to run until such violation has been fully and finally cured.

                  8. Survival. The provisions of Section 7 shall survive the termination of this Agreement for any reason whatsoever.

                  9. Miscellaneous.

                           a. Any notice authorized or required to be given or
made by or pursuant to this Agreement shall be made in writing and either personally delivered or mailed by overnight express mail to the respective address of the party to receive such notice designated below the signature of such party hereto, or to such other address as a party may specify by notice to the other parties hereto.

                           b. This Agreement cancels and supersedes any and all
prior agreements and understandings between or among any or all of the parties hereto with respect to the employment by or obligations of Employee to any thereof (except the attached Stock Option Agreement). This Agreement constitutes the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto.

                           c. All of the terms and provisions of this Agreement
shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto.

                           d. If any provision of this Agreement or application
thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

                           e. No remedy conferred upon any party by this
Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by any party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

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                           f. This Agreement may be executed in several
counterparts, each of which is an original. It shall not be necessary in marking proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                           g. Except with respect to an action to enforce
Section 7 hereof, any dispute hereunder shall be submitted to mediation or, if not successful, binding arbitration in Burlington County, New Jersey. Any cause of action in the event such alternative dispute resolution is not successful shall be brought in a court of competent jurisdiction located in Burlington County, New Jersey.

                  10. Controlling Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of New Jersey without regard to its conflict of laws provisions.

                  IN WITNESS WHEREOF, Employee has hereunto set Employee's hand and the Company has caused this instrument to be duly executed as of the day and year first above written.

                                              EMPLOYEE


                                              ----------------------------------
                                              John R. Emery
                                              Address:

                                              MedQuist Inc.

                                              By:_______________________________
                                              David A. Cohen, President
                                              Five Greentree Centre
                                              Suite 311
                                              Marlton, NJ  08053

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